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                                                                     EXHIBIT 4.3

                       THE BANK OF NEW YORK COMPANY, INC.

                        Officers' Certificate Pursuant to
                           Sections 201 and 301 of the
                          Senior Subordinated Indenture
                          -----------------------------

         Pursuant to resolutions of the Board of Directors, dated April 11, 2001 (the "Resolutions"), of The Bank of New York Company, Inc. (the "Company"), and an Action, dated July 20, 2001 (the "Action"), of an Authorized Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Senior Subordinated Indenture, dated as of October 1, 1993 (the "Senior Subordinated Indenture"), between the Company and Chase Manhattan Trust Company National Association, as Successor Trustee (the "Trustee"), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Senior Subordinated Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Senior Subordinated Indenture or the Prospectus, dated June 18, 2001, as supplemented by the Prospectus Supplement, dated July 20, 2001):

         (1) The title of the Securities of such series is "Senior Subordinated Medium-Term Notes Series E" (the "Notes").

         (2) The aggregate initial offering price of the Notes which may be authenticated and delivered under the Senior Subordinated Indenture shall be $1,000,000,000 (as such amount may be reduced by the aggregate initial offering price of Senior Notes issued under the Senior Indenture)(except for (a) Notes authenticated and delivered upon registration of transfer of, or in exchange

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for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Senior Subordinated Indenture and (b) any Notes which, pursuant to
Section 303, are deemed never to have been delivered thereunder.

         (3) The Notes shall mature, and the principal amount thereof shall be payable as set forth, from time to time, in the Global Note (as defined below) evidencing each issue of Notes.

         (4) The rate at which each Note shall bear interest shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes. The date from which each Note shall bear interest and the dates and basis upon which interest will be paid on each Note shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes. Interest shall be payable to the person in whose name a Note (or any Predecessor Security, as defined in the Senior Subordinated Indenture) is registered at the close of business on the "Regular Record Date", as specified in the applicable Pricing Supplement or Terms Agreement.

         (5) Whether the Notes may be redeemed by the Company prior to Maturity shall be set forth in the applicable Pricing Supplement or Terms Agreement.

         (6) Whether the Notes will have the benefit of any sinking fund shall be set forth in the applicable Pricing Supplement or Terms Agreement.

         (7) The Notes will be subject to Section 1402 and 1403 of the Senior Subordinated Indenture unless otherwise set forth in

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the Pricing Supplement or Terms Agreement applicable to each issue of Notes.

         (8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the "Global Note") and the Depositary for such Global Note shall initially be The Depository Trust Company (the "Depositary").

         Except as otherwise set forth herein, in the Senior Subordinated Indenture or in the Global Note, owners of beneficial interests in the Note evidenced by the Global Note will not be entitled to any rights under the Senior Subordinated Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

         The Depositary shall be a clearing agency registered under the Exchange Act. Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

         (9) The Company's obligations under the Notes shall rank pari passu in
                                                                  ---- -----
right of payment with other Subordinated Debt Securities and with the Existing Subordinated Indebtedness, subject to the obligations of the Holder of Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

         (10) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

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         IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the Trustee under the Senior Subordinated Indenture, this Officers' Certificate.



Dated: July 20, 2001


                                                     By: /s/ Bruce Van Saun
                                                        ------------------------
                                                        Bruce Van Saun
                                                        Senior Executive
                                                        Vice President

                                                     By: /s/ J. Michael Shepherd
                                                        ------------------------
                                                        J. Michael Shepherd
                                                        Secretary

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